Exhibit 2.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                              ADV ACQUISITION CORP.

      FIRST: The name of this corporation is ADV ACQUISITION CORP.

      SECOND: Its registered office in the State of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801, New Castle County. The registered agent in charge thereof is The Company Corporation, address "same as above".

      THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The amount of the total authorized capital stock of this corporation is divided into 20,000,000 shares of stock at $.001 par value.

      FIFTH: The name and mailing address of the incorporator is as follows:

            Vanessa Foster
            Three Christina Centre
            201 N. Walnut St.
            Wilmington, DE 19801

      SIXTH: The powers of the incorporator are to terminate upon filing of the certificate of incorporation, and the name(s) and mailing address(es) of person who are to serve as director(s) until the first annual meeting of stockholders and their successors are elected and qualified are as follows:

            Morris Diamond
            Three Christina Centre
            201 N. Walnut St.
            Wilmington DE 19801

      SEVENTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

      With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

      The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholder; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law of the By-Laws, or by resolution of the stockholders.

      The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation 'outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

      EIGHTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

      I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.


DATE: March 30, 1993                           /s/
                                               ---------------------------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ADV ACQUISITION CORP.

            ADV ACQUISITION CORP., a corporation organized and existing under and by virtue of the general corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

            RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

            FIRST: The name of this corporation shall be:

                           EMPIRE CAPITAL CORPORATION

            SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the general Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, SAID CORPORATION HAS caused this Certificate to be signed by Morris Diamond its President, and attested by Stan Luxenberg its Secretary, this 7th day of June A.D. 1993.


                                       /s/
                                       -----------------------------------------
                                                                     , President


                                       /s/
                                       -----------------------------------------
                                       Attested by:                  , Secretary

                          CERTIFICATE OF DETERMINATION
                                       OF
                                 PREFERRED STOCK
                                       OF
                           EMPIRE CAPITAL CORPORATION

Dated:
May 27, 1994

            The corporation shall be authorized to issue up to 4,000,000 shares of non-voting preferred stock at $.001 par value upon the completion of its filing of a Certificate of Amendment to its Certificate of Incorporation.

            The By-Laws of the Corporation, Article V, Section 2(A) as amended May 27, 1994 provides that the Board of Directors may, from time to time, establish the rights, privileges, preferences, restriction and terms which will govern and be applicable to each class or series of preferred shares the corporation shall issue. Those terms are to be drawn from a Certificate of Determination which affords the broadest and most flexible variety of choices possible. The following represents the choices and options which the Board believes should be available to it at this time.

            Dividends. A preference in respect of earnings shall be accorded to holders of a class or series of preferred stock. The Board may identify any class or series of preferred stock as junior or senior to any other class or series, whether issued before or after the class or series named, in terms of the class' or series' priority in receiving dividends. Dividends may be expressed as a specified dollar amount or percentage of par, stated or liquidation value and must be declared and paid or set aside before any dividends are permitted to be paid on a junior security (such as common stock). This preference will typically be denominated "cumulative," "cumulative if earned" or "non-cumulative."

            If the preference is cumulative, no dividends may be paid on the common stock or any other junior equity shares, until all previously accrued but unpaid dividends on preferred shares have been paid or provided for, regardless of whether the preferred dividends could legally have been paid in prior periods. Accordingly, if the preferred dividend is passed in one or more periods, such dividend or dividends must be "made up" before any dividends may be declared and paid on the common stock, i.e. the Board provides that the preferred dividend is to be cumulative if earned, the preferred dividend will accrue for a particular period only if the corporation's earnings for that period equaled or exceeded the amount of the dividend.

            If the preferred dividend is non-cumulative, the declaration and payment thereof is within the discretion of the board of directors. Accordingly, when a non-cumulative dividend is passed, the holders of preferred stock have no claim for its subsequent payment prior to the making of any distribution on the common stock.

            There shall be no penalty imposed on the corporation for the failure to pay preferred dividends at the stated rate when due. The Board may make provision for an increase in the stated dividend rate for all periods subsequent to the failure to pay the prescribed dividend; the rate may or may not revert to the previous stated rate upon curing of the arrearage.

            The preferential claim in respect of the earnings of the corporation is normally limited to the stated preference. The Board may allow for a class or series to participate in respect of the earnings of the corporation in addition to the stated preference. Such preferred series shall be referred to as "participating preferred stock." If it is to be participating, the preferred stock may be given the right to participate share for share in any dividends on the common stock. Alternatively, it may be granted a further participation, either on a per share basis (which may be limited as to amount) or as a class (based upon a stated percentage of any further dividends declared during the applicable period), only after a designated amount has first been paid on the common stock. If the preferred stock is callable or redeemable at the option of the corporation, the Board should, in order to protect the right of participation of the preferred stock, consider making the shares convertible into the common stock. In addition, the Board should consider a provision that, in the event of a stock dividend on, or subdivision or combination of, the common stock with which the preferred stock participates, an appropriate adjustment be made in the rate of participation of the class or series of preferred stock so that the holders of the preferred stock maintain the same relative economic position as they enjoyed prior to the change in capitalization.

            Generally, dividends on preferred stock will be payable in cash. However, the Board may consider and issue shares of "pay-in-kind" or "PIK" preferred that require or permit the Corporation to pay dividends in the form of additional shares of the Corporation's equity securities. Alternatively, the Board may also consider and may issue "accreting" preferred stock pursuant to which accrued dividends are added to the liquidation preference and paid upon redemption or maturity. Any variations of these features may be adopted, for example, the PIK or accretion feature may apply only for an initial designated period after issuance of the preferred stock or the Board may elect to adopt such a provision for payment after a designated period has elapsed.

            Liquidation Preference. Unless the Board shall otherwise determine with regard to a class or series of stock, preferred stock shall be entitled to a preference (after satisfaction of creditor's claims) in respect of the distribution of the assets of the corporation in the event of its voluntary or involuntary liquidation, dissolution or winding up. This liquidation preference shall be a specified dollar amount per share, which is generally equal to the issue price per share, and which need not bear any relationship to the par or stated value per share. In the absence of such a specification, however, the liquidation preference shall be equal to such par or stated value. If, following satisfaction of the claims of creditors, the assets of the corporation (or the proceeds thereof) are insufficient to satisfy the liquidation preference in full, such assets will be distributed ratably among the holders of the preferred stock in accordance with their respective interests. In addition, if the preferred stock is cumulative, the holders will receive, in addition to the specified liquidation preference, all accrued and unpaid dividends before any distributions are made to holders of the common stock or any other junior stock.

            As in the case of dividends, participation beyond the stated liquidation preference may be provided for by the Board. If the preferred stock is to participate beyond the stated liquidation preference, protection of the right to participate would involve the considerations expressed above with respect to protection of the relative economic position of holders.

            Redemption. At the election of the Board, a class or series of preferred stock may be callable or redeemable, in whole or in part, at the option of the Corporation, automatically upon the happening of a specified event or at the option of the holder, at such times, at such prices and upon such other terms and conditions as are provided by the Board of Directors. The Board may choose, whether or not stated at, prior to or after the date of issue, to arrange to make a payment in kind of the Corporation's common stock in payment of the redemption value, or it may choose to allow the holders of shares to elect to take payment in kind as opposed to any other method of payment provided for, as payment of the redemption value.

            Upon redemption, the rights of a holder of preferred stock as a shareholder of the corporation cease to exist. Accordingly, the Board will provide for adequate notice of redemption. This is particularly important if the preferred stock is convertible, so that a shareholder will have an adequate opportunity to determine whether to convert or surrender its shares for redemption. Upon payment or irrevocable deposit by the corporation of a sum sufficient to redeem on the redemption date the shares called for redemption, the shares are no longer deemed to be outstanding. Such shares will revert to the status of authorized and unissued stock or treasury stock, and in either case become available for future issuances unless otherwise provided by the Board.

            (a) Sinking Fund or Mandatory Redemption. The Board may choose to provide for an obligatory redemption of the preferred stock by a designated future date, and may provide for the redemption of the entire class or series of preferred stock on a particular date, or may provide that the redemption of all or part of the issue is to be spread over a period of years pursuant to a "sinking fund" or mandatory redemption provision. In either event, the redemption price may be the issue price or liquidation preference per share, plus all accrued but unpaid dividends.

            The Board will determine when the sinking fund comes into operation after issuance of the preferred stock. The annual sinking fund obligation may be reduced by shares previously purchased or acquired by the Corporation (e.g., pursuant to the exercise of an optional redemption right or a private repurchase or, if the Corporation's shares are publicly traded, in the open market) and, if the class or series of preferred stock is convertible, by shares of the same class or series previously converted into common stock. The selection of shares for redemption pursuant to the sinking fund shall be pro rata among all holders thereof or by lot so as to ensure fair treatment of all shareholders.

            (b) Optional Redemption by Corporation. The Board may choose a provision for optional redemption which allows, but does not require, the Corporation to redeem all or a portion of an outstanding class or series of preferred stock during a designated period or periods. The Board may provide for a redemption premium - an amount above the issue price of the preferred stock being redeemed - at which the optional redemption is to be consummated. This redemption premium may be fixed, or may be higher in the early years; in which the redemption right may be exercised and decline to zero over several years, or it may be decided upon by the Board of Directors at the time it decides to call or redeem the shares..

            If the class or series which has an option to redeem is convertible preferred stock, then sufficient notice of the intention to redeem to allow the investor to choose whether to convert prior to redemption, will be provided.

            The Board may determine that payment under any of the foregoing redemption schemes should be accomplished by delivery to the holders of the class or series to be redeemed, of the Corporation's equity securities, similar to the PIK payment of dividends described above.

            Conversion. The Board may provide that a class or series of preferred stock is convertible into another class of stock at the option of the holder or automatically upon the happening of a specified event, such as the effectiveness under the Securities Act of 1933 of a registration statement covering the initial public offering of the corporation's common stock.

            A right of conversion may entitle the holder to surrender the preferred stock (generally valued at its issue price or liquidation preference, without accrued dividends) in exchange for shares of common stock at a price, denominated as the conversion price, determined by the Board. The Board will establish mechanics to be followed to exercise the conversion right, to provide written notice to the Corporation of a holder's election to convert and surrender certificates evidencing the shares to be converted together with any required documentation prior to the expiration of the conversion period, and shall specify when conversion is deemed to be effective. The holder of convertible preferred stock will be deemed to be a holder of the common stock as of the date of the surrender of the convertible preferred stock, together with all other necessary documentation.

            The Corporation will ensure that a sufficient number of authorized but unissued shares of common stock are reserved for issuance upon conversion.

            Protection of the Conversion Right-Anti-Dilution Provisions. Since the terms of a convertible preferred stock class or series, if issued, will provide the holder with the right to acquire a specified number of shares of common stock at a designated price, unless the Board decides to provide to the contrary, certain actions taken by the Corporation (such as a change in capitalization) which affect the number of shares of common stock outstanding or to be outstanding would affect the value of the conversion right-decreasing or "diluting" it if the number of outstanding common shares is increased, and rendering it more valuable if the number of outstanding common shares is decreased. Therefore the Board should include "anti-dilution" provisions in order to ensure that the value of the conversion right will not be affected by such actions. Briefly stated, the anti-dilution should provide for adjustment in the amount of securities to be issued upon conversion of the convertible security. . . in order to compensate for certain changes affecting the security . . . into which it is convertible. The determination of the changes affecting the security which will trigger an adjustment is a matter to be resolved in each case by the Board.

            Typically, anti-dilution provisions call for adjustments in the conversion price (and thus the number of shares of common stock issuable upon conversion) in a number of circumstances. An anti-dilution clause which provides for an adjustment in the conversion price in the event of certain "structural" changes in the underlying common stock, such as stock splits, dividends or combinations of the outstanding shares, should be considered by the Board for inclusion.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           EMPIRE CAPITAL CORPORATION

      EMPIRE CAPITAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST, that the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolutions:

      RESOLVE D, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article First of the Certificate of Incorporation be amended to read as follows:

      FIRST: The name of the corporation shall be:

                            INTERFUND RESOURCES LTD.

and it was further

      RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article Fourth of the Certificate of Incorporation be amended to read as follows:

      FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

                  "Twenty-nine Million (29,000,000) shares of which Twenty-five Million (25,000,000) shares with a par value of one mil ($.001) each, are common stock and Four Million (4,000,000) shares with a par value of one mil ($.001) each, are non-voting preferred stock."

and it was further

"Each six shares of common stock, .001 par value, issued and outstanding as of July 15, 1992 ("Old Common Stock") shall be changed and re-classified into one fully paid and non-assumable share of common stock, with .006 par value ("New Common Stock"). The Capital account of the Corporation shall not be increased or decreased by such change and reclassification. To reflect the said change and reclassification each certificate representing Old Common Stock ("Old Common Stock Certificate") shall represent one-sixth the number of shares of New Common Stock. The holder of record of the Old Common Stock Certificate shall be entitled to receive a new certificate representing the New Common Stock equal to one-sixth the number of shares of the Old Common Stock Certificate."

SECOND, that the said amendment has been consented to and authorized by the holders of a majority of the issued and Outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD, that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Alan P. Brooks, its President and attested to by Cindy Passero, its secretary this 12th day of July, 1998


                                        /s/ Alan P. Brooks
                                        ---------------------------------------
                                        Alan P. Brooks, President

Attested to:


/s/ Cindy Passero
-------------------------------
Cindy Passero, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            INTERFUND RESOURCES LTD.

      INTERFUND RESOURCES LTD., a corporation organized and existing under and by virtue of the general corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

      RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows;

      FIRST: The name of this corporation shall be:

                       INTERACTIVE TECHNOLOGIES.COM, LTD.

      SECOND, That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General corporation Law of the State of Delaware.

      THIRD, That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the general Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, SAID CORPORATION HAS caused this Certificate to be signed by Alan P. Brooks, its President and attested C.A. Passero, its Secretary, this 1st day of March, A.D. 1999.


/s/ Alan P. Brooks                  Attested by: /s/ Cindy Passero
------------------------------                   -------------------------------
President                                        Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       INTERACTIVE TECHNOLOGIES.COM, LTD.

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

            Interactive Technologies.com, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The name of the corporation is Interactive Technologies.com, Ltd.

SECOND: Pursuant to a written consent dated January 4, 2000 and executed by all of the Corporation's directors, and by the holders of a majority of all of the outstanding shares of the capital stock of the Corporation, the following resolutions providing for amendment of the Corporation's Certificate of Incorporation so as to increase the authorized capital stock of the Corporation were duly adopted by the Board of Directors and Stockholders of the Corporation pursuant to Sections 141(f) and 228(a), respectively, of the General Corporation Law of the State of Delaware:

            IT IS RESOLVED that Article FOURTH of the Corporation's Certificate of Incorporation is hereby amended to read, as follows:

            "FOURTH: The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is fifty million (50,000,000), forty million (40,000,000) of which shall be Common Stock, par value $.001 per share, and the remaining ten million (10,000,000) of which shall be Preferred Stock, par value $.001 per share, issuable in one or more series.

            The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

            The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (h) Any other relative rights, preferences and limitations of that series.

            If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto."

THIRD: Such amendment was duly adopted in accordance with the provisions of
Section 242
of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, this Certificate of Amendment has been signed on behalf of Interactive Technologies.com, Ltd. by William R. Becker, its President, under penalties of perjury, on this 27th day of January, 2000.

                                    Interactive Technologies.com, Ltd.


                                    By: /s/ William R. Becker
                                        ----------------------------------------
                                        William R. Becker, President

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       INTERACTIVE TECHNOLOGIES.COM, LTD.

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

            Interactive Technologies.com, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The name of the corporation is Interactive Technologies.com, Ltd.

SECOND: Pursuant to resolutions adopted by the Corporation's Board of Directors at a Special Meeting held on August 1, 2000, and a written consent dated August 1, 2000 and executed by a majority of all of the outstanding shares of the capital stock of the Corporation, the following resolutions providing for amendment of the Corporation's Certificate of Incorporation so as to increase the authorized capital stock of the Corporation were duly adopted by the Board of Directors and Stockholders of the Corporation pursuant to Sections 141(b) and 228(a), respectively, of the General Corporation Law of the State of Delaware:

            IT IS RESOLVED that Article FOURTH of the Corporation's Certificate of Incorporation is hereby amended to read, as follows:

            "FOURTH: The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred million (100,000,000), ninety million (90,000,000) of which shall be Common Stock, par value $.001 per share, and the remaining ten million (10,000,000) of which shall be Preferred Stock, par value $.001 per share, issuable in one or more series.

            The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

            The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (h) Any other relative rights, preferences and limitations of that series.

            If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto."

THIRD: Such amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, this Certificate of Amendment has been signed on behalf of Interactive Technologies.com, Ltd. by William R. Becker, its President, under penalties of perjury, on this 2nd day of August, 2000.

                                    Interactive Technologies.com, Ltd.


                                    By: /s/ William R. Becker
                                        ----------------------------------------
                                        William R. Becker, President


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